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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2007

Summer Infant, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51228	20-1994619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

582 Great Road, North Smithfield, Rhode Island	02896
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 334-9966

KBL Healthcare Acquisition Corp. II

757 Third Avenue, 21st Floor

New York, New York 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01	Regulation FD Disclosure.

On March 21, 2007, an Internet-based interview with Jason Macari, Chief Executive Officer of Summer Infant, Inc., was posted at TheStreet.com, in which Mr. Macari unintentionally made statements with respect to the Company’s expected net income for 2007. All such statements should be disregarded as the Company did not intend to provide such guidance for 2007 and various accounting procedures that would be necessary to provide such guidance have not yet been completed. The Company has previously issued guidance with respect to expected EBITDA for 2007, which the Company hereby reiterates.

Exhibits.

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2007

SUMMER INFANT, INC.

	By:	/s/ Jason Macari
	Name:	Jason Macari
	Title:	Chief Executive Officer

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